 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2008

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17771	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2008, the registrant received notice from the NASDAQ Stock Market (“NASDAQ”) of the failure of its common stock to maintain a minimum bid price of $1.00 per share for the preceding 30 business days, as required by NASDAQ Marketplace Rule 4450(a)(5).  The registrant was provided 180 calendar days, or until August 18, 2008, to regain compliance with the rule for at least ten consecutive trading days.  The registrant’s compliance was not restored during this period.

Accordingly, on August 22, 2008, the registrant received notice from NASDAQ that unless the registrant requests an appeal of NASDAQ’s determination, that trading in the registrant’s common stock on NASDAQ would be suspended at the opening of business on August 29, 2008 and that the registrant’s securities would be removed from listing and registration on NASDAQ.  The registrant currently expects to appeal NASDAQ’s determination.  If the registrant’s appeal is rejected, the registrant expects to seek to arrange for its quotation on the OTC Bulletin Board (“OTCBB”) and the “Pink Sheets,” published by Pink OTC Markets, Inc., following its delisting.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 25, 2008, entitled “Franklin Credit Management Receives Notice of Delisting from NASDAQ.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       FRANKLIN CREDIT MANAGEMENT CORPORATION

       By:  /s/ Paul D. Colasono
   Name:  Paul D. Colasono
   Title:    Chief Financial Officer and
                                     Executive Vice President

Date:      August 25, 2008

3